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                                                                     EXHIBIT 4.6

                         [FORM OF FACE OF EXCHANGE NOTE]


          [IF THIS NOTE IS A GLOBAL NOTE, INSERT THE FOLLOWING LEGEND.]

                  THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

$                                                                   No._________
                                                                Cusip No._______

                             NEW WORLD PASTA COMPANY

                9 1/4% Senior Subordinated Exchange Note Due 2009

                  NEW WORLD PASTA COMPANY, a Delaware corporation, promises to pay to ________, or registered assigns, the principal sum of __________ Dollars on February 15, 2009.

                  Interest Payment Dates: February 15 and August 15

                  Interest Record Dates: February 1 and August 1

                  Additional provisions of this Note are set forth on the other side of this Note.

                                             NEW WORLD PASTA COMPANY

                                              By:
                                                       Name:
                                                       Title:

                                              By:
                                                       Name:
Dated:                                                 Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
      Authorized Signatory
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                       [FORM OF REVERSE OF EXCHANGE NOTE]

                9 1/4% Senior Subordinated Exchange Note Due 2009


1.       Interest

                  NEW WORLD PASTA COMPANY, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the unpaid principal amount of this Note at the Applicable Interest Rate.

                  The Company will pay interest on each Interest Payment Date, beginning August 15, 1999. Interest shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from the date of issuance of this Note.

                  Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum that is 2% in excess of the Applicable Interest Rate from the date of such nonpayment until the amount not so paid is paid in full (as well after as before judgment).

                  "Applicable Interest Rate" means 9.25% per annum.

2.       Method of Payment

                  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Noteholders at the close of business on the relevant Interest Record Date even if Notes are canceled after such Interest Record Date and on or before such Interest Payment Date; provided, that payments of interest on a Redemption Date, Purchase Offer Payment Date or the Final Maturity Date shall be made to the Person to whom principal is paid. Noteholders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Noteholder's registered address.

3.       Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may have one or more co-registrars or one or more additional Paying Agents. The Company or any Guarantor may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Notes under an Indenture dated as of February 19, 1999 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

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                  The Notes are general unsecured obligations of the Company.
The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company, the Incurrence of Indebtedness and Preferred Stock by certain of its Subsidiaries, investments, the payment of dividends and other distributions and acquisitions or retirements of the Capital Stock of the Company and certain of its Subsidiaries, certain repayments, purchases or redemptions of subordinated obligations, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, the lines of business in which the Company or certain of its Subsidiaries may operate and the ability of the Company to merge with or into another entity. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries and requires the Company, under certain circumstances, to offer to purchase Notes. The limitations are subject to a number of important qualifications and exceptions.

5.       Optional Redemption

                  The Company may not optionally redeem this Note in whole at any time or in part at any time prior to February 15, 2004. Beginning on February 15, 2004, this Note shall be redeemable in whole or in part for an amount equal to the following amounts, expressed as a percentage of the principal amount of the Notes to be redeemed, if redeemed during the 12-month period commencing on February 15 of the years set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date:


                                                                        Redemption
Period                                                                     Price
------                                                                     -----
2004..................................................................   104.6250%
2005..................................................................   103.0833%
2006..................................................................   101.5417%
2007..................................................................   100.0000%

                  (b) At any time, or from time to time, on or prior to February 15, 2002, the Company may, at its option, redeem up to 35% of sum of (i) the initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amount of Initial Notes originally issued under the Indenture after the Issue Date pursuant to clause (i) of the first sentence of the fourth paragraph of Section 2.02 of the Indenture with Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of redemption; provided, however, that at least 65% of the sum of (i) initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amounts of Initial Notes issued under the Indenture after the Issue Date pursuant to clause (i) of the first sentence of the fourth paragraph of
Section 2.02 of the Indenture, remain outstanding immediately after each such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

6.       Mandatory Offers to Purchase with Proceeds of Asset Sales

                  Pursuant to the requirements of the Indenture, the Company must make certain Offers to Purchase Notes (including this Note) at par plus accrued and unpaid interest and Liquidated Damages, if any, with the Net Cash Proceeds from certain Asset Sales; provided that such Net Cash Proceeds need

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not be applied to make Offers to Purchase the Notes to the extent that such Net
Cash Proceeds are applied to make certain repayments of Indebtedness or to make certain investments, in each case in accordance with the requirements of Section
4.10 of the Indenture.

7.       Change of Control Put Provisions

                  Upon a Change of Control, any Noteholder will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Notes of such Noteholder at a price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Subordination

                  The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Noteholder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 business days before a mailing of a notice of an offer to repurchase or redeem Notes or 15 business days before an interest payment date.

10.      Persons Deemed Owners

                  The registered Noteholder may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Noteholders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.      Amendment, Waiver

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                  Subject to certain exceptions set forth in the Indenture, (i)
the Indenture or the Notes may be amended with the written consent of the Noteholders holding at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Noteholders holding a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add further guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or Events of Default or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to evidence the succession of another Person to the Company or any Guarantor and the assumption by such successor of the covenants of the Company or any Guarantor in the Indenture or in the Notes, or to evidence and provide for the acceptance of an appointment under the Indenture by a successor Trustee, or to release any Guarantor from its Subsidiary Guarantee in accordance with the provisions of the Indenture.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or Liquidated Damages in respect of the Notes;
(ii) default in payment of principal on the Notes at maturity, upon redemption, upon declaration or otherwise, or failure by the Company to redeem or purchase Notes when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Notes, and continuance of such default for 30 days after written notice thereof to the Company; (iv) any Subsidiary Guarantee of a Significant Restricted Subsidiary ceases to be in full force and effect, or such Subsidiary Guarantee is declared to be null, void or unenforceable, or if such Subsidiary Guarantee is found to be invalid, or the Guarantor denies its liability under such Subsidiary Guarantee (other than by reason of the release of such Guarantor from its obligations in accordance with the terms of the Indenture); (v) certain accelerations, and failures to pay, other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000;
(vi) certain events of bankruptcy or insolvency with respect to the Company, its Significant Restricted Subsidiaries; and (vii) certain judgments or decrees for the payment of money in excess of $10,000,000. If an Event of Default occurs and is continuing, the Trustee or the Noteholders holding of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency relating to the Company are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, including the right of the Trustee to refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it, Noteholders holding a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Noteholders.

15.      Trustee Dealings with the Company

                  Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

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16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.      Abbreviations

                  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TENENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      GOVERNING LAW

                  THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                           New World Pasta Company
                           c/o Hershey Foods Corporation
                           Corporate Headquarters
                           100 Crystal A Drive
                           Hershey, PA 17033-0810
                           Attention:  James Bohenick

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                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to

              (Print or type assignee's name, address and zip code)

              (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_________________                      Your
                                            Signature:__________________________
                                            Sign exactly as your name appears on
                                            the other side of this Note.


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